SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

AMES NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

21650 Ames National Proxy Notice Rev3 Front

Ames National Corporation

c/o Continental Proxy Services
1 State Street, New York, NY 10004

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 26, 2023

Reiman Gardens
1407 University Blvd.
Ames, Iowa

Shareholders are **encouraged** to vote their shares in advance by proxy. Shareholders may also participate virtually by visiting **www.amesnational.com** shortly before the meeting on April 26, 2023 and clicking on "Join Annual Meeting."

If you need directions to the location, call 515-232-6251.

MATERIALS AVAILABLE ON WEBSITE

The following proxy materials are available on Ames National Corporation's website at **www.amesnational.com** on the home page:

- This Notice
- Letter from the Chairman
- 2022 Annual Report to Shareholders on Form 10K
- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Proxy Card

ACCESSING THE PROXY MATERIALS AND VOTING ONLINE

You can access and print the above materials off the website by clicking on the document you wish to review. You are encouraged to review all the materials before voting. You may vote your proxy over the Internet by clicking on the link entitled "Online Proxy Voting" found on the website and following the instructions. **When voting online, you must reference the 12-digit Control Number located below.** A proxy card and return envelope will be mailed to you on or about March 13, 2023 if you have previously requested to receive a paper copy of the proxy materials.

THIS NOTICE IS ONLY AN OVERVIEW

This notice is not a form for voting and presents only an overview of the more complete and important proxy materials. Proxy materials are available online at **www.amesnational.com**, by email or by US mail.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

You will not receive a paper or email copy of the proxy materials unless you request one. You should make a request by not later than April 19, 2023, to facilitate delivery before this meeting. The paper or email copy will be provided at no cost to you. You should indicate in your request if the request is just for this annual meeting or for all future shareholder meetings as well. You may make a request by contacting Continental Stock Transfer and Trust Company through any of the following methods:

- By telephone please call 1-888-221-0691 OR
- By logging on to **http://www.cstproxyvote.com**, OR
- By email at: **proxy@continentalstock.com**

(Please type "Ames National" and your control number in the subject line.)

CONTROL NUMBER

The Proxy Materials are available for review at: http://www.amesnational.com

21650 Ames National Proxy Notice Rev3 Back

Ames National Corporation

405 5th Street • Ames, Iowa 50010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 26, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, April 26, 2023, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Blvd. Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"), for the following purposes:

1. To elect three members of the Board of Directors
2. To hold an advisory vote to approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement
3. To hold an advisory vote on the frequency of future shareholder advisory votes for approval of executive compensation.
4. To ratify the appointment of FORVIS, LLP as the Company's independent registered public accounting firm for 2023.
5. To consider such other business as may properly be brought before the Meeting

To facilitate attendance of our shareholders, the Annual Meeting will also be available through a virtual meeting format. To participate virtually, please visit the Ames National Corporation website shortly before the Meeting at **www.amesnational.com.** Shareholders are encouraged to attend in person or virtually and to vote their shares in advance by proxy, as on-line voting will not be available through the virtual format. Shareholders participating through the virtual format will not be deemed to be "present" for purposes of constituting a quorum at the Meeting, unless they have previously submitted a proxy to vote their shares

Important Notice Regarding the Internet Availability of Proxy Materials for the Meeting to be held on April 26, 2023

The Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials ("Notice of Availability"), rather than mailing a paper copy of the proxy materials. The Notice of Availability contains instructions on how to access the proxy materials on the Internet, as well as instructions for obtaining a paper copy. Any shareholder who requests to receive a paper copy of the proxy materials will receive a full set of paper proxy materials without charge by U.S. mail. Internet availability of proxy materials will reduce the Company's costs to print and distribute its proxy materials.

You may vote at the Meeting if you are a shareholder of record on February 28, 2023. It is important that your shares be represented and voted at the Meeting. The Board of Directors recommends that you vote your shares in the manner described in the Proxy Statement. Please vote in one of the following ways:

- VISIT WWW.AMESNATIONAL.COM TO VIEW THE PROXY MATERIALS AND VOTE VIA THE INTERNET, using the identification numbers indicated on the Notice of Availability or proxy card mailed to you;
- MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD BY MAIL if you have requested to receive a paper copy of the proxy materials; or
- VOTE BY WRITTEN BALLOT if you choose to attend the Meeting in person.

By Order of the Board of Directors

John L. Pierschbacher

John L. Pierschbacher
Chief Financial Officer and Secretary

March 13, 2023
Ames, Iowa